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                                EXHIBIT 10.05


                                 FIRST AMENDMENT
                                       TO
                              GREY ADVERTISING INC.
                           DEFERRED COMPENSATION TRUST

     This First Amendment (the "First Amendment"), made as of the 26th day of February, 1996, by and between Grey Advertising Inc. (the "Company") and United States Trust Company of New York (the "Trustee");

     WHEREAS, the Company and the Trustee entered into the Grey Advertising Inc. Deferred Compensation Trust (the "Trust Agreement"), dated as of March 21, 1995;

     WHEREAS, the Company desires to amend the Trust Agreement and, in accordance with Section 12 of the Trust Agreement, is permitted to do so with the consent of the Executive;

     NOW, THEREFORE, the parties are entering into this First Amendment and hereby agree as follows:

     1. Section 5 of the Trust Agreement is hereby amended in its entirety to read as follows:

     Section 5.    Accounts and Investment
                   Authority

     (a) Contributions to the Trust on behalf of the Executive and any interest and earnings thereon shall be credited, and any distribution from the Trust or



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losses thereon shall be debited, to an account (the "Trust Account") established and held by the Trustee for the Executive. Assets held in the Trust shall be invested by the Trustee or any sub-agent designated by the Company with the consent of the Executive (a "Sub-agent") in Permitted Assets as directed by the Company or, in the absence of such direction, in Permitted Assets of the type referred to in clause (ii) of the next sentence (except that the Trustee may invest in Permitted Assets of the type referred to in clause (iii) of the next sentence until such time as assets of the type referred to in clause (ii) may be purchased). For purposes of the preceding sentence, "Permitted Assets" shall mean one or more of the following alone or in combination:

         (i)     cash; or

         (ii) direct obligations of the United States of America or agencies of the United States of America or obligations unconditionally and fully guaranteed as to principal and interest by the United States of America, in each case maturing within five years or less from the date of acquisition; or

         (iii) negotiable certificates of deposit (in each case maturing within five years or

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     less from the date of acquisition) issued by a commercial bank organized and existing under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $1,000,000,000;

         (iv) corporate debt obligations such as bonds, debentures and commercial paper of investment grade as rated within the four highest ratings of Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), and maturing within five years or less from the date of acquisition;

         (v)     a commingled fund maintained by the Trustee which invests in
     (i)-(iv) above; or

         (vi) other assets or classes of assets selected by the Company with the consent of the Executive.

The Trustee shall not be liable for failure to maximize the income earned on that portion of the Trust as is from time to time invested or reinvested as set forth above, nor for any loss of income due to liquidation of any investment which the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Trust.

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     (b)  In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or any affiliate, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

     2. Section 8 of the Trust Agreement is hereby amended in its entirety to read as follows:

     Section 8.    Responsibility of Trustee.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken by the Trustee or a Sub-agent pursuant to a direction, request or approval given by the Company or the Executive that is contemplated by, and in conformity with, the terms of the Deferred Compensation Agreement or this Trust. In the event of a dispute between or among the Company, the Executive and the Trustee, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

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     (b) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee.

     (c) If, pursuant to Section 3 hereof or other- wise, all or any part of the Trust is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree, and it shall not be liable to the Company (or any of its subsidiaries), or the Executive by reason of such compliance even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

     (d) The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be

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genuine and executed and delivered in accordance with this Trust.

     (e) The Trustee may consult with legal counsel and certified public accountants to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel or accountants.

     (f) The Company shall indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel and of certified public accountants to the Trustee) arising out of or in connection with the performance by the Trustee of its duties hereunder, including in connection with any action taken by a Sub-agent. Any amount payable to the Trustee under Section 9 or this paragraph (f) and not previously paid by the Company shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust. If the payment is made hereunder to the Trustee from the Trust, the Trustee shall promptly notify the Company in writing of the amount of such payment. Upon receipt of such notice, the Company shall deliver to the Trustee, to be held in the

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Trust, cash in an amount equal in value to the amount of any payments made from the Trust to the Trustee pursuant to this paragraph (f). The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 9 or this paragraph (f).

     (g) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

     (h) Notwithstanding any power granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

     3. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Trust Agreement.

     4. Except as expressly amended hereby, all of the terms and provisions of the Trust Agreement shall remain unchanged and continue in full force and effect and the parties hereto shall be entitled to all of the

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applicable benefits thereof and shall be responsible for all of their respective obligations thereunder.

     5. On and after the date hereof each reference in the Trust Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Trust Agreement shall mean and be a reference to the Trust Agreement as amended hereby.

     6. This Amendment may be executed in counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     7. This First Amendment shall be construed in accordance with and governed by the laws of New York, without regard to its conflicts of law principles.

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

                                            GREY ADVERTISING INC.

                                            By: /s/   Steven G. Felsher
                                               --------------------------------
                                               Name:  Steven G. Felsher
                                               Title: Executive Vice President

                                            UNITED STATES TRUST COMPANY OF
                                            NEW YORK, Trustee

                                            By: /s/   Harriet Friday Leahy
                                               --------------------------------
                                               Name:  Harriet Friday Leahy
                                               Title: Vice President

Consented and Agreed to
as of the date first above
written

By /s/   Edward H. Meyer
  --------------------------------
  Edward H. Meyer

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